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                                                                Exhibit 10.13


February 8, 2005


BY OVERNIGHT COURIER

Viviana Wolinsky, Licensing Manager
Ernest Orlando Lawrence Berkeley National Laboratory
1 Cyclotron Road, MS 90R1070
Berkeley, California 94720-8125

Re:  LICENSE AGREEMENT/L-03-1370

Dear Ms. Wolinsky:

Reference is made to the License Agreement for Installing Novel Functional Groups for Therapeutics between Momenta Pharmaceuticals, Inc. ("Momenta") and the Regents of the University of California through the Ernest Orlando Lawrence Berkeley National Laboratory ("Berkeley Lab") dated November 20, 2002, as amended by letter agreement dated November 16, 2004 (the "Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Agreement.

Momenta has provided Berkeley Lab with a confidential strategic plan pertaining to Licensed Products. Berkeley has accepted such strategic plan in substitution for the milestones listed in Exhibit A to the Agreement with the understanding that Momenta shall fund, or cause its Affiliates, sublicensees and/or corporate partners to fund, no less than $2,000,000 toward the research, development or commercialization of Licensed Products during calendar year 2005.

In accordance with Section 3.3 of the Agreement, Momenta hereby notifies Berkeley Lab that it elects to extend its rights to the Broader Field for the remainder of the term of the Agreement and Berkeley Lab hereby accepts such extension of its rights to the Broader Field.

If Momenta shall fail to expend the anticipated $2,000,000 during calendar year 2005, Berkeley Lab and Momenta shall meet to discuss the reasons for such failure. Thereafter, Berkeley Lab may elect to accept substitute milestones achieved during calendar year 2005, negotiate additional milestones for calendar year 2006, or terminate Momenta's rights to the Broader Field. In the case of termination of Momenta's rights to the Broader Field,

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Viviana Wolinsky, Licensing Manager
February 8, 2005
Page 2

Momenta shall nonetheless retain its exclusive license to the Specific Applications Field which will then be selected in accordance with Section 3.4 of the Agreement.

If the foregoing is acceptable to Berkeley Lab, please indicate your consent by counter signing this letter and returning on fully-executed copy to me. We will then forward the first payment of $33,333.33 to Berkeley Lab.

Very truly yours,

/s/ Susan K. Whoriskey

Susan K. Whoriskey
Vice President, Licensing & Business Development

Agreed and accepted:

The Regents of the University
Of California, through the
Ernest Orlando Lawrence
Berkeley National Laboratory

By:  /s/ V. Wolinsky
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